EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Ambac Assurance Corporation:

We consent to the incorporation by reference into the registration statement (No. 333-109964) of Accredited Home Lenders, Inc. (the “Registrant”), and in the Prospectus Supplement of the Registrant (the “Prospectus Supplement”), via the Form 8-K of the Registrant dated November 21, 2003, of our report dated January 21, 2003 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2003, as amended by Amendment no. 1 on From 10-K/A of Ambac Financial Group, Inc, which was filed with the Securities and Exchange Commission on November 19, 2003, and to the reference to our firm under the heading “Experts” in the Prospectus Supplement.

/s/ KPMG LLP

KPMG LLP New York, New York

November 21, 2003